Exhibit 10.1

DATED 19 August 2010

CARTUS LIMITED

CARTUS FUNDING LIMITED

CARTUS SERVICES LIMITED

UK RELOCATION RECEIVABLES FUNDING LIMITED

REALOGY CORPORATION

LMA S.A.

CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK

And

CARTUS FINANCING LIMITED

CLOSING AGREEMENT

ORRICK, HERRINGTON & SUTCLIFFE (EUROPE) LLP

107 CHEAPSIDE

LONDON EC2V 6DN

CLOSING AGREEMENT is made on 19 August 2010

BETWEEN:

(1)	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, acting in its capacity as security trustee (for itself and the secured parties), arranger, administrative agent, calculation agent and lender (the “Bank”);

(2)	CARTUS LIMITED (“CL”), a company incorporated in England and Wales (company number 01431036) whose registered office is at Frankland Road, Blagrove, Swindon SN5 8RS; CARTUS FUNDING LIMITED (“CF”), a company incorporated in England and Wales (company number 01826077) whose registered office is at Frankland Road, Blagrove, Swindon SN5 8RS; CARTUS SERVICES LIMITED (“CSL”), a company incorporated in England and Wales (company number 01389936) whose registered office is at Frankland Road, Blagrove, Swindon SN5 8RS ( each a “Seller” and together the “Sellers”);

(3)	UK RELOCATION RECEIVABLES FUNDING LIMITED, a company incorporated in England and Wales (company number 5568806) whose registered office is at 35 Great St. Helen’s, London EC3A 6AP (the “Borrower”);

(4)	REALOGY CORPORATION, a corporation formed and existing under the laws of Delaware (the “Parent”);

(5)	LMA S.A., a limited company with a management board and supervisory board (société anonyme à directoire et à conseil de surveillance) incorporated under French law, having its registered office at 9 Quai du Président Paul Doumer, 92920 Paris la Défense Cédex, France and registered with the Trade and Companies Registry of Nanterre (Registre du Commerce et des Sociétés de Nanterre) under the number 383275187 (the “Note Purchaser”); and

(6)	CARTUS FINANCING LIMITED (“CFL”), a company incorporated in England and Wales (company number 07328652) whose registred office is at Frankland Road, Blagrove, Swindown, Wiltshire, United Kingdom SN5 8RS.

BACKGROUND

(A)	The Borrower has determined to repay all amounts outstanding under the Financing Agreement on the Settlement Date.

(B)	The Borrower has agreed with the Sellers to assign to CL all receivables owned by the Borrower on the Settlement Date and to the termination of trust interests in respect of which the Borrower is the beneficiary on such date in consideration of the payment of the Reassignment Purchase Price and subject to release of the security arrangements entered into with the Bank and the termination of the Financing Agreement and other Finance Documents relating thereto on such date.

(C)	CFL has agreed to purchase from CL its interest in certain receivables relating to a contract entered into between CL and the Secretary of State for Defence (the “MOD Contract”) on the Settlement Date in consideration of the payment of the Contract Purchase Price and subject to the release of the security arrangements entered into with the Bank.

(D)	Lloyds has agreed to provide to CFL a secured revolving loan facility (the “Facility”) under which it is a condition to the obligations of Lloyds under that Facility that the Bank has agreed to discharge the security arrangements entered into by the Borrower with the Bank in accordance with the Deed of Release.

(E)	The Sellers, the Borrower and the Parent have agreed with the Bank and LMA, upon the terms and subject to the conditions of the Deed of Release, on the Settlement Date, with effect from the service of written notice to the Borrower certifying that all Amounts Outstanding have been unconditionally received in immediately available funds and credited to the account referred to in Clause 2.1 of the Deed of Release for value on the Effective Date, to terminate the Note Issuance Facility Agreement and the related Transaction Documents (as defined in the master schedule of definitions, interpretations and construction originally dated 4 April 2007 (as subsequently amended and restated) (the “Schedule of Definitions”)) (the Note Issuance Facility Agreement and the related Transaction Documents together being the “Finance Documents”).

(F)	On the Settlement Date with effect from the termination of the Finance Documents as described in Recital (E) and otherwise on the basis set out in the Deed of Release the Bank has agreed to unconditionally and irrevocably release and discharge the security created under the security agreements, dated 12 May 2008 (as amended and restated) between the Bank and each of the Sellers (the “Cartus Security Agreements”) and to release and discharge the security created under the purchaser security agreement, dated 4 April 2007 (as amended and restated) and a purchaser supplemental security agreement dated 12 May 2008 between the Bank and the Borrower (the “UKRRFL Security Agreements”) in each case as described in the Deed of Release and to release and discharge the Parent from its undertaking pursuant to a parent undertaking agreement, dated 4 April 2007 (as amended and restated) between the Bank and the Parent (the “Parent Undertaking”).

IN THIS DEED it is agreed that:

1.	DEFINITIONS AND INTERPRETATION

1.1	Definitions

1.2	“Amounts Outstanding” (i) all amounts which are accrued due from the Borrower to the Note Purchaser or the Bank, up to and including the Effective Date, under the Finance Documents and (ii) the principal amount outstanding under the Note Purchase Facility Agreement .

“Chargor” means any of the Sellers, the Borrower or the Parent as applicable.

“Contract Purchase Price” means £14,159,992

“Deed of Release” means the deed of release entered into on or around the date hereof between the Bank, the Sellers, the Borrower, the Parent and the Note Purchaser.

“Financing Agreement” means the note issuance facility dated 12th May 2008, as amended and restated (the “Note Issuance Facility Agreement”)).

“Lloyds” means Lloyds TSB Bank plc.

“Purchaser Account” means the account of the Borrower sort code 20-00-00, account number 50251194 with Barclays Bank.

“Reassignment Purchase Price” means £12,343,606.45.

“Released Assets” means the Seller and the Borrower assets released pursuant to the Deed of Release.

“Relevant Time” means 10.00am, London Time (or such later time as the Bank and Cartus Limited may agree).

“Security Agreements” means the Cartus Security Agreements and the UKRRFL Security Agreements.

“Settlement Date” means Monday 23rd August 2010.

2.	REQUIREMENTS TO CLOSING

2.1	The Bank, LMA and the Borrower confirm that the amount of £12,343,606.45 constitutes the Amounts Outstanding under the Finance Documents on the Settlement Date.

2.2	CFL confirms that it has entered into a Facility with Lloyds in an amount sufficient to allow for the financing of the Contract Purchase Price.

2.3	Each of CFL, the Sellers, the Parent and the Borrower confirms that subject to satisfaction of the closing steps set out in Clause 3 it has approved the transactions and related transaction documents the subject of this Closing Agreement.

2.4	Lloyds confirms that subject only to finalisation of the documents and transactions the subject of this Closing Agreement it has received or waived all conditions precedent applicable to drawing of an amount in respect of the Contract Purchase Price on the Settlement Date under the Facility.

2.5	Each party has authorised and agrees to each of the steps as set out in Clause 3 taking effect as set out therein.

3.	CLOSING STEPS

Subject to Clause 2 the parties will proceed with the transactions set out below in the following order:

3.1	CFL confirms to each of the parties hereto that to commence the closing steps, it will ensure funding in an amount of £14,159,992 is available from Lloyds or the Parent to arrive by the Relevant Time to CFL or as CFL may direct pursuant to this agreement.

3.2	CFL, confirms to each of the parties hereto that in satisfaction of its obligations to pay the Contract Purchase Price to CL, it has directed payment of an amount equal to the Contract Purchase Price to CL or to such person or account as CL may direct pursuant to this Agreement.

3.3	CL confirms to each of the parties hereto that in satisfaction of its obligations to pay the Reassignment Purchase Price to the Borrower, it has hereby directed payment of the amount paid to it or to its direction under Clause 3.2 as follows:

(a) an amount equal to the Reassignment Purchase Price to the Borrower’s Purchaser Account; and

(b) the remainder to CL at its operating account with sort code 30-98-41 and account number 00478505 with Lloyds TSB Bank plc.

3.4	The Borrower confirms to each of the parties hereto that subject to receipt of the amounts specified in Clause 3.3 it will apply amounts standing to its Purchaser Account in payment of Amounts Outstanding to LMA and the Bank in accordance with Clause 2 of the Deed of Release, such amounts to be paid not later than 11:00am London time, or such later time as the Bank and CL may agree.

3.5	Subject to there being an amount equal to the Amounts Outstanding standing to the credit of the Purchaser Account in immediately available funds by no later than the Relevant Time on the Settlement Date, the Bank and LMA agree to apply such amounts in satisfaction of all Amounts Outstanding on such date by transferring such amount to the accounts of LMA and the Bank specified in the Deed of Release.

3.6	The Bank confirms that it is obliged to notify the Borrower as soon as practicable and in any event no later that 2 hours after Barclays Bank has confirmed to the Bank that an amount in respect of the Amounts Outstanding has been received and credited to those accounts as described in Clause 2.2 of the Deed of Release, whereupon the Released Assets will be discharged and released from any and all the Security created pursuant to the Security Agreements and the Parent will be discharged and released from the Parent Undertaking in accordance with the Deed of Release and each of the Finance Documents shall be terminated subject to survival of terms expressed to survive a termination of such agreement.

3.7	Immediately following such discharge and release, the Borrower shall complete the transfer to CL of the right, title and interest in the receivables and terminate its trust interests in respect of the receivables held by it on the Settlement Date.

3.8	Immediately following such transfer, CL shall complete the assignment to CFL of the receivables or the trust interests in respect of the receivables agreed to be transferred by it.

4.	FURTHER ASSURANCE AND NON SEVERABILITY

Each of the Parties agrees to do all such things and execute such further documents as may reasonably be requested by any other party to give effect to the subject and intention of this Agreement, provided that in the case of the Bank and the Note Purchaser, this obligation shall be limited to matters required to give effect to Clause 3.7. Any cost to the relevant signatory complying with the request shall be borne by CL unless otherwise agreed by the signatory making such request.

By signing a copy of this Agreement each party agrees that it will not by any act or omission prevent or frustrate the occurrence of the events specified in Clause 3 provided that in the case of the Bank and the Note Purchaser, this obligation shall not apply to Clauses 3.1 to 3.4 (inclusive) and Clause 3.8. The events specified in Clause 3 are not severable and no party shall be entitled to require the performance by any other party of any one of the events without performance by all parties of the others.

5.	INDEMNITY

In consideration of the Bank and LMA entering into this Closing Agreement If an amount equal to the Amounts Outstanding is either:

(a)	not standing to the credit of the Purchaser Account by no later than the Relevant Time on the Settlement Date as contemplated by Clause 3.5 (as to which it is understood by the other parties that the Bank and the Note Purchaser have made no investigation, and take no responsibility, as to whether the transactions provided for in Clauses 3.1 to 3.4 (inclusive) will result in such amount standing to the credit of the Purchaser Account by that time on that date); or

(b)	if the necessary funds are not available in the Note Purchaser’s Account by 11.00am London Time on that date,

the Borrower will at its sole discretion either:

(a)	roll the commercial paper which funds the amount advanced under the Note Purchase Facility Agreement which is due to mature on the Settlement Date for a period of 30 days by issuing new commercial paper in accordance with its usual practice for the transaction; or

(b)	refrain from rolling over that commercial paper and draw on a liquidity facility made available by the Bank to the Borrower to fund the maturing commercial paper, and CL hereby unconditionally and irrevocably undertakes to indemnify each of the Bank and the Note Purchaser on demand on an after tax basis against any cost, loss, premium, expense or liability incurred by the Bank or the Note Purchaser as a result of such funds not being available in the Note Purchaser’s account by such time on such date (unless such funds not being available in the Note Purchaser’s account by such time on such date is caused by breach of the Finance Documents or gross negligence on the part of the Bank or the Note Purchaser) including, but not limited to, all amounts payable by the Borrower to the Bank under the liquidity facility.

6.	COUNTERPARTS

This Agreement may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument.

7.	GOVERNING LAW

This Deed and any non-contractual obligations arising out of or in relation to this Agreement shall be governed by, and construed in accordance with, English law.

8.	THIRD PARTIES

The terms of this Agreement may be enforced only by a party to it and the operation of the Contracts (Rights of Third Parties) Act 1999 is excluded.

The Parties have shown their acceptance of the terms of this Agreement by executing this document as set out below.

SIGNED by	)
CARTUS LIMITED	)
acting by	)	Robert Abbott
a director and authorised signatory	)	Director
)
and acting by	)
	)	Jeremy Spring
a director/company secretary and authorised signatory	)	Director/Company Secretary

SIGNED by	)
CARTUS FUNDING LIMITED	)	/s/Robert Abbott
acting by	)	Robert Abbott
a director and authorised signatory	)	Director
)
and acting by	)	/s/Jeremy Spring
	)	Jeremy Spring
a director/company secretary and authorised signatory	)	Director/Company Secretary

SIGNED by	)
CARTUS SERVICES LIMITED	)	/s/Robert Abbott
acting by	)	Robert Abbott
a director and authorised signatory	)	Director
)
and acting by	)	/s/Jeremy Spring
	)	Jeremy Spring
a director/company secretary and authorised signatory	)	Director/Company Secretary

SIGNED by	)
UK RELOCATION RECEIVABLES FUNDING LIMITED	) )
acting by SFM Directors Limited	)	/s/Claudia Wallace
a director and authorised signatory	) )	Claudia Wallace Director

and acting by SFM Directors (No.2) Limited	) )	/s/Abu Kapadia Abu Kapadia
a director/company secretary and authorised signatory	)	Director/Company Secretary

SIGNED by	)
REALOGY CORPORATION	)
a company organised and existing under the laws of the State of Delaware	) )	/s/Anthony E. Hull Anthony E. Hull
acting by	)	Director/Authorised Signatory
) )
and	)	Director/Authorised Signatory
being persons who, in accordance with the laws of that territory, are acting under the authority of the company

SIGNED by	)
LMA S.A.	)	/s/Richard Sinclair
acting by	)	Richard Sinclair
an authorised signatory	) )	Authorised/Signatory

SIGNED by	)
CRÉDIT AGRICOLE CORPORATE AND INVESTMENT BANK, LONDON BRANCH	) )
acting by	) )	/s/Glen Barnes Glen Barnes
and	) )	Director/Authorised Signatory
	)	/s/Mark Wolf
an authorised signatory	)	Mark Wolf
Director/Authorised Signatory

SIGNED by	)
CARTUS FINANCING LIMITED	)	/s/Robert Abbott
acting by	)	Robert Abbott
a director and authorised signatory	) )	Director
and acting by	) )	/s/Jeremy Spring Jeremy Spring
a director/company secretary and authorised signatory	)	Director/Company Secretary